Account Agreement

Deutsche Bank Alex. Brown
A Division of Deutsche Bank Securities Inc.

P.O. Box 515
Baltimore, MD 21203

Name(s)

Address

City State Zip Code Account Number

IMPORTANT: PLEASE SIGN AND RETURN THIS ACCOUNT AGREEMENT IN THE ENCLOSED ENVELOPE.

In consideration of Deutsche Bank Securities Inc., acting through its Deutsche Bank Alex. Brown division (referred to herein as "Deutsche Bank Alex. Brown") accepting the Account(s) of the Undersigned, and agreeing to act as my broker, I agree to the following with respect to each of My Account(s) with you, in which I currently or in the future have an interest, for the extension of credit or the purchase or sale of securities, options, or other property. Throughout this Agreement, "I," "me," "my," "we," and "us" and "the undersigned" refer to the person(s) whose signature(s) appear(s) below and all others who are legally obligated on this account. "Account(s) of the Undersigned" and "My Account(s)" shall mean each and every account in the name of the undersigned and each and every account in which the undersigned may have an interest. "You" and "your" refers to Deutsche Bank Securities Inc., its subsidiaries, affiliates, officers, directors, agents, and employees, and to our clearing broker whose role is explained in paragraph three below. Our clearing broker extends all credit in transactions with the undersigned, and is therefore included in the meaning of the term "you" and "your."

Deutsche Bank Securities Inc. is a subsidiary of Deutsche Bank AG. As used herein, the term "affiliate of Deutsche Bank" or "Deutsche Bank affiliates" means Deutsche Bank AG and its subsidiaries and affiliates. Each of Deutsche Bank and its affiliates is a separately incorporated legal entity, none of which is responsible for the obligations of the others. "Securities and Other Property" shall include, but shall not be limited to, money and securities, financial instruments, commodities of every kind and nature, and all contracts and options relating to any thereof (whether for present or future delivery), owned by the undersigned or in which the undersigned has an interest. Where the context requires, the singular shall be plural and the plural shall be singular.

I understand that federal law requires you to obtain, verify and record information that identifies each person who opens an account in order to fight the funding of terrorism and money laundering activities. I understand and agree that you will ask for my name, address, date of birth, tax identification number, and other information that will allow you to identify me. I also understand and agree that you may ask to see my driver's license or other identifying documents such as articles of incorporation, trust agreements, or similar enabling documents depending on the person or entity that opens an account.

1. **Representations**

   Unless I have advised you otherwise in writing, I represent that I am of legal age, that I am not an employee or member of any securities exchange (or corporation of which any exchange owns a majority of the capital stock), the Financial Industry Regulatory Authority, Inc., or of any broker-dealer, nor am I a senior officer of any bank, savings and loan institution, insurance company, investment company, investment advisory firm, or institution that purchases securities, nor am I a member of the immediate family of such a person. I further represent that I am financially capable of satisfying any obligations undertaken through My Account(s) and that no one except the persons named on the account(s) has any interest in the account(s). I will promptly notify you in writing if any of the above circumstances change. I acknowledge that the purchase and sale of securities entails substantial economic risk, and I represent to you that I knowingly and willingly assume such risk.

2. **Applicable Rules and Regulations**

   All transactions in My Account(s) shall be subject to the constitution, rules, regulations, customs, and usages of the exchange or market, and its clearing house, if any, where the transactions are executed. Transactions shall also be subject to the provisions of federal and state securities laws, as amended, and to the rules and regulations of the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System. You shall not be liable for any loss caused directly or indirectly by your compliance with such rules or regulations or by government restrictions, exchange or market rulings, suspension of trading, war, or other conditions beyond your control.

3. **Role of Certain Third Parties**

   I understand that Pershing LLC ("Pershing") is the carrier of My Account(s) as clearing broker pursuant to a clearing agreement with Deutsche Bank Alex. Brown. I further understand that Pershing may accept from Deutsche Bank Alex. Brown, without inquiry or investigation, (i) orders for the purchase or sale of securities and other property on margin or otherwise, and (ii) any other instructions concerning My Account(s). I further understand that notices to me concerning margin requirements or other matters related to My Account(s) usually will go through Deutsche Bank Alex. Brown although direct notice to me with duplicate notice to Deutsche Bank Alex. Brown may occur if market conditions, time constraints, or other circumstances require it. I further understand that the contract between Deutsche Bank Alex. Brown and Pershing, and the services rendered thereunder, is not intended to create a joint venture, partnership, or other form of business organization of any kind. Pershing shall not be responsible or liable for any acts or omissions of Deutsche Bank Alex. Brown or its employees. I understand that Pershing provides no investment advice, nor does Pershing give advice or offer any opinion with respect to the suitability of any transaction or order. I further understand that Deutsche Bank Alex. Brown is not acting as the agent of Pershing and I agree that I will not hold Pershing, its affiliates, and its officers, directors, and agents liable for any trading losses incurred by me.

4. **Confirmations, Statements, and Written Communications**

   I agree to notify you in writing, within ten (10) days of your sending me a confirmation, of any objection I have to any transaction in My Account(s). In the absence of such written notification, I agree that all transactions for My Account(s) will be final and binding on me. Confirmations of transactions, as well as other communications, may be sent to the address I provided to you, or to such other address I may hereafter give to you in writing, and all communications so sent, whether by mail, private carrier, facsimile, messenger, electronically, or otherwise, shall be deemed given to me, whether actually received or not. Unless I advise you in writing to the contrary, you may disclose my name and address to the issuers of securities which you hold for me.

5. Aggregation of Orders and Average Prices

I authorize you, at your discretion, to aggregate orders for My Account(s) with other customer orders. I recognize that in so doing, I may receive an average price for my orders which may be different from the price(s) I might have received had my orders not been aggregated. I understand that this practice may also result in my orders being only partially completed.

6. Cash Accounts

This paragraph relates to and is effective solely with respect to cash accounts: (i) The undersigned will make full cash payment on or before settlement date for each security purchased, unless funds sufficient therefor are already held in the account; (ii) the undersigned does not contemplate selling any security before it is paid for as provided in the preceding clause; (iii) the undersigned will own each security sold at the time of sale and, unless such security is already held in the account, will promptly deliver such security thereto on or before settlement date; and (iv) the undersigned will promptly make full cash payment of any amount which may become due in order to meet necessary requests for additional deposits or, with respect to any unissued security purchased or sold, to mark to the market.

7. Short and Long Orders; Deliveries and Settlements

I agree that, in giving orders to sell, all "short" sales will be designated by me as "short" and all other sales will be designated by you as "long." "Short sale" means any sale of a security not owned by me or any sale that is consummated on settlement date by delivery of a borrowed security. I also agree that you may, at your discretion, immediately cover any short sales in My Account(s), without prior notice. My failure to designate a sale order as "short" is a representation on my part that I own the security free of restriction, and if the security is not in your possession at the time of the sale, I agree to deliver the security to you by settlement date. In case of non-delivery of a security, you are authorized to purchase the security to cover my position and charge any loss, commissions, and fees to My Account(s). I agree that if you fail to receive payment for securities I have purchased you may, without prior demand or notice, sell those securities or other property held by you in any of My Account(s) with you and any loss resulting therefrom will be charged to such account(s). I authorize you, at your discretion, to request and obtain extension(s) of my time to make payment for securities I purchase, as provided for by Federal Reserve Bank Regulation T.

8. Liens

I hereby grant to you and all affiliates of Deutsche Bank AG a security interest in all securities and other property in your possession or in the possession of any of your affiliates in which I have an interest (held individually, jointly or otherwise) in order to secure any and all indebtedness or any other of my obligations to you or any affiliate of Deutsche Bank AG. All such securities and other property shall be held as security for the payment of any such obligations or indebtedness in any account with you or any affiliate of Deutsche Bank AG in which I have an interest, and you may, in your discretion, at any time and without prior notice, sell and/or transfer any or all securities and other property in order to satisfy such obligations. In enforcing this lien, you shall have the discretion to determine which securities and property are to be sold and/or which contracts are to be closed. Notwithstanding the foregoing, nothing herein shall be deemed to grant an interest in any account(s) or assets that would give rise to a prohibited transaction under Section 4975(c)(1)(B) of the Internal Revenue Code of 1986, as amended.

9. Authority to Borrow

In case of the sale of any security or other property by you at my direction and your inability to timely deliver the same to the purchaser by reason of my failure to supply you therewith, I authorize you to purchase or borrow any security or other property necessary to make the required delivery, and I agree to be responsible for any loss or cost, including interest, which you sustain as a result of my failure to make delivery to you.

10. Interest Charges

I acknowledge that debit balances in my cash or margin account, including, but not limited to, those arising from my failure to make payment by settlement date for securities purchased, will be charged interest at the then current rate, in accordance with your usual custom. Interest will be computed on the net daily debit balance, which is computed by combining all debit balances and credit balances in each account with the exception of credit balances associated with short security positions. I acknowledge receipt of your statement regarding interest charges. I understand that you charge an Annual Account Fee for certain accounts, as set forth in your Annual Disclosure Statement. If this fee applies to My Account(s), I authorize you to deduct such fee from My Account(s).

11. Credit Information and Investigation

I authorize you to obtain reports concerning my credit standing and business conduct at your discretion. I also authorize you and any affiliate of Deutsche Bank (including, without limitation, Deutsche Bank AG) to share among such affiliates such information and any other confidential information you and such affiliate(s) may have about me and My Account(s), in accordance with the Privacy Policy of Deutsche Bank Alex. Brown, a copy of which you will provide to me shortly after execution by me of this Agreement. You may request a credit report on the undersigned and upon request, you will state the name and address of the consumer reporting agency that furnished it. If you extend, update, or renew the undersigned's credit, you may request a new credit report without telling the undersigned.

12. Satisfaction of Indebtedness

I agree to satisfy, upon demand, any indebtedness, including any interest and commission charges. I further agree to pay the reasonable costs and expenses of collection of any amount I owe you, including reasonable attorney's fees and court costs. I agree that any rights that Deutsche Bank Alex. Brown or its clearing broker has under this agreement, including but not limited to the right to collect any debit balance or other obligations owing in any of My Account(s), may be assigned to each other and that either Deutsche Bank Alex. Brown or its clearing broker may collect from the undersigned independently or jointly to enforce any rights granted to Deutsche Bank Alex. Brown or its clearing broker under this agreement.

13. Margin Maintenance, Calls for Additional Collateral, Liquidations, and Covering Short Positions

If I engage in margin transactions, I will maintain such securities and other property in My Account(s) for margin purposes as you shall require from time to time in your sole discretion for any reason whatsoever. You shall have the right in accordance with your general policies regarding margin maintenance requirements, as such may be modified or amended from time to time, to require additional collateral or the liquidation of any securities and other property whenever in your sole discretion you consider it necessary for your protection. You may do so under circumstances which include, but are not limited to, the failure to promptly meet any call for additional collateral, the filing of a petition in bankruptcy, the appointment of a receiver by or against me, or the attachment or levy against any account with you in which I have an interest. In such event, you are authorized to sell any and all securities and other property in any of My Account(s) with you whether carried individually or jointly with others, to buy all securities or other property which may be short in such account, to cancel any open orders, and to close any or all outstanding contracts, all without demand for margin or additional margin, notice of sale or purchase, or other notice or advertisement, each of which is expressly waived. Upon a default, I will also bear the cost of preserving the value of collateral, including hedging transactions, that may be executed at your discretion. Any sales or purchases hereunder may be made at your discretion on any exchange or other market where such business is usually transacted, or at public auction or private sale, and you may be the purchaser for your own account. I understand that any prior demand, or call, or prior notice of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy without demand or notice as provided herein. I further understand and agree that if you permit me a period of time in which to satisfy a call, the granting of that period of time shall not in any way waive or diminish your right, in your sole discretion, to shorten the time period in which I must satisfy the call, including an outstanding call, or to demand that a call be satisfied immediately. I further understand that your right to sell out positions in order to satisfy a call may involve positions in My Account(s) that are as great as the full indebtedness owed by me.

14. Loan or Pledge of Securities and Other Property

Within the limitations imposed by applicable law, all securities and other property now or hereafter held, carried, or maintained by you in your possession that have not been fully paid for, or are held in a margin account, may be lent, either to yourself or to others, pledged, and repledged by you, without notice to me, either separately or in common with other securities and other property of your other customers for any amount due in any account with you in which I have an interest, or for any greater amount, and you may do so without retaining in your possession or control for delivery a like amount of similar securities or other property. I understand that while securities held for My Account(s) are loaned out, I will lose voting rights attendant to such securities.

15. Third Party Authorization; No Agency

If I have authorized any registered investment adviser or other third party to give you instructions with respect to My Account(s) with you, you are authorized to accept from such third party, without inquiry or investigation by you, (i) orders for the purchase or sale of securities or other property for My Account(s), on margin or otherwise, and (ii) any other instructions concerning My Account(s). I understand that any investment adviser or other third party I authorize to act for me, whether or not referred to me by you, is not your agent and that you shall have no responsibility or liability to me for any acts or omissions of such third party, its officers, employees, or agents.

16. Transmission of Instructions.

I understand that I am responsible for transmission of instructions to you and that I bear the risk of loss arising from the method of transmission that I use in the event of transmission errors, misunderstandings, impersonations, transmission by unauthorized persons, forgery or intercepts. I agree to release and indemnify you, your affiliates, employees, and directors from any and all liability arising from the execution of transactions based on such instructions except if your gross negligence caused the transmission error.

17. Joint Accounts

- If this is a Joint Account, we authorize you to designate this account as "joint tenants with right of survivorship," or if we are married and we reside in a state that recognizes "tenants by the entireties," then, as "tenants by the entireties," unless otherwise directed by us. We agree that our account will be carried on your books in the form reflected by the Account name appearing on the Account Statement that you provide. In the event that the account is a joint tenancy with rights of survivorship or a tenancy by the entireties, the entire interest in the joint account shall be vested in the survivor or survivors on the same terms and conditions as before the death and the survivors will indemnify you for any loss which you may incur through treatment of the account as provided herein.
- We agree that each of us shall have authority with respect to this account to deal with you as if each of us alone were the account owner, all without notice to the other account owner(s). We agree that notice to any account owner shall be deemed to be notice to all account owners. Each account owner shall be jointly and severally liable for this account. You may follow the instructions of any of us concerning this account and make deliveries to any of us, of any or all property and payment, even if such deliveries and/or payments shall be made to one of us personally, and not to all of the account owners. You shall be under no obligation to inquire into the purpose of any such demand for delivery of securities or payment, and you shall not be bound to see to the application or disposition of the securities and/or monies so delivered or paid to any of us. Notwithstanding the foregoing, you are authorized, in your discretion, to require joint action by all of the account owners with respect to any matter concerning the account, including the giving or cancellation of orders and the withdrawal of monies, securities, or other property.
- In the event of the death of any of us, the survivor(s) shall immediately give you written notice thereof, and you may, before or after receiving such notice, take such action, require such documents, retain such securities and/or restrict transactions in the account as you may deem advisable to protect you against any tax, liability, penalty, or loss under any present or future laws or otherwise. Any cost resulting from the death of any of us, or through the exercise by any decedent's estate or representatives of any rights in the account shall be chargeable against the interest of the survivor(s) as well as against the interest of the estate of the decedent. The estate of the decedent and each survivor shall continue to be liable jointly and severally to you for any obligation of the joint account or net debit balance or loss in said account until such time as you distribute the assets in accordance with our instructions.

18. Foreign Securities

With respect to debt or equity securities of non-U.S. issuers, or debt or deposit instruments of non-U.S. banks ("Foreign Securities"), I acknowledge and understand that: (i) Foreign Securities are, in most cases, not registered with the Securities and Exchange Commission or listed on a U.S. securities exchange; (ii) Foreign Securities, particularly those of issuers in the so-called "emerging markets" are often illiquid, are sometimes subject to legal and/or contractual transfer restrictions, and it may be difficult or impossible to dispose of such Foreign Securities prior to the maturity thereof, or to determine the market price thereof, for valuation purposes; (iii) Foreign Securities, and the issuer, guarantors, or other obligors with respect thereto ("Obligors"), are subject to a variety or risks in addition to those typically faced in the case of U.S. securities and issuers, including, among other things, currency risk, exchange controls, confiscatory taxation, withholding, limitations on the rights of security holders, civil unrest, hyperinflation, discriminatory treatment of foreign investors, etc.; (iv) there is often less information available regarding Obligors, and such information may be more difficult to interpret, than is the case with U.S. issuers whose securities are subject to the periodic reporting requirements under U.S. securities laws; (v) there may be no effective means to determine if an Obligor is in default of its obligations in respect of its debt securities or other financial obligations (and you specifically acknowledge that Foreign Securities purchased by you may be in default at the time of purchase); (vi) the Foreign Securities in question may be unrated; and (vii) such securities are not suitable for all investors. I authorize Deutsche Bank Alex. Brown to purchase Foreign Securities (and, in the case of Foreign Securities denominated in foreign currencies, the relevant foreign currencies) from or sell Foreign Securities (and foreign exchange) to an affiliate of Deutsche Bank AG. In dealing with such affiliates, such affiliates may take their normal commissions, spreads, or other fees without regard to Deutsche Bank Alex. Brown's relationship with me.

19. Acknowledgment of Possible Conflicts of Interest

I acknowledge that the advice provided to me by the employees of Deutsche Bank Alex. Brown may differ from the advice or the timing or nature of action recommended by or taken by other individuals or groups at Deutsche Bank Alex. Brown and/or affiliates of Deutsche Bank AG, whether acting as principal or agent. I understand that Deutsche Bank Alex. Brown provides investment advice, portfolio management, and execution services for many clients and, in addition, acts as principal in various markets. Given these different roles, individuals and groups at Deutsche Bank Alex. Brown and affiliates of Deutsche Bank are seldom of one view as to an investment strategy and will often pursue differing or conflicting strategies. Employees of Deutsche Bank Alex. Brown shall have no obligation to recommend to me, or inform me of, strategies being pursued by Deutsche Bank Alex. Brown or by other clients. I also acknowledge that: (i) Deutsche Bank Alex. Brown and affiliates of Deutsche Bank may perform services for or solicit business from issuers whose securities are recommended by their employees; (ii) Deutsche Bank Alex. Brown and affiliates of Deutsche Bank may be paid fees by Registered Investment Companies or other investment vehicles, including without limitation, fees for acting as investment advisor, administrator, custodian, and transfer agent; and (iii) Deutsche Bank Alex. Brown and affiliates of Deutsche Bank act as brokers, principals, and/or market makers in certain markets and may do so in transactions with me.

20. No FDIC Insurance, Not Obligations of Any Bank

I understand that the assets in My Account(s) are subject to the risk of partial or total loss due to market fluctuations or the insolvency of the issuer(s).

The assets in My Account(s) (including all related cash balances and shares of any mutual fund) are not deposits or other obligations of Deutsche Bank AG or any other bank, are not guaranteed by Deutsche Bank AG, and are not insured by the Federal Deposit Insurance Corporation ("FDIC").

I may from time to time be offered investment products as to which Deutsche Bank AG is an obligor. These products may be complex, may not provide for the return of the full amount of principal invested or for the payment of a fixed rate of interest (or any interest) and will not usually be subject to FDIC insurance. I will assume they are not subject to FDIC insurance and that such products may not be protected as to principal or interest unless Deutsche Bank AG states in writing that a particular product is subject to FDIC insurance.

21. No Non-Investment Advice

I acknowledge and agree that you will not provide the undersigned with any legal, tax, or accounting advice, that your employees are not authorized to give any such advice, and that the undersigned will not solicit or rely upon any such advice from you, or your employees whether in connection with transactions in or for any of My Account(s). In making legal, tax, or accounting decisions with respect to transactions in or for My Account(s) or any other matter, I will consult with and rely upon my own advisers, and not you, and you shall have no liability therefor.

22. Extraordinary Events

You shall not be liable for loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes, or other conditions beyond your control.

23. No Waiver

If you fail or delay in exercising any right or power hereunder, your failure or delay does not constitute a waiver of that right or power. I further acknowledge and agree that this Agreement cannot be modified by conduct, and that no failure on the part of you at any time to enforce your rights hereunder shall in any way be deemed to waive, modify, or relax all of the rights granted to you herein, including those rights vested in you to deal with collateral on all loans made to me.

24. Option Transactions

If at any time the undersigned enters into any transaction for the purchase or resale of an option contract, the undersigned hereby agrees to abide by the rules of any national securities association, registered securities exchange, or clearing organization applicable to the trading of option contracts and, acting alone or in concert, will not violate the position or exercise limitation rules of any such association or exchange or of the Options Clearing Corporation or other clearing organization.

25. Closure of Small Accounts.

If My Account has a market value of less than $10,000 ($500 for retirement accounts), or if I have not undertaken any transactions over a 24-month period (except for retirement accounts), you have sole discretion to make a final distribution to me of the positions in My Account and to close My Account. You have sole discretion to either remit a check representing the value of the positions in My Account or to deliver to me certificates representing the positions in My Account. I agree that the mailing of a check or certificates by first-class mail to my last-known address will be deemed receipt by me of the check or the certificates. I also agree that if My Account has expenses that exceed the value of My Account, you may collect your expenses by liquidating my positions and you may close My Account upon written notice to me by first-class mail to my last-known address. I further agree that if a mailing is returned to you as not deliverable, you have the discretion to treat the returned assets immediately as abandoned property. I further agree that abandoned property will be escheated to the state of my last known address based on a schedule stipulated by that state. I further agree that if My Account is a retirement account and it meets the preceding conditions, a final distribution of my positions will be treated as a total distribution with no income tax withholding and that any reporting to the Internal Revenue Service will be based on my age at the time of the distribution.

26. Separability

If any provision or condition of this agreement shall be held to be invalid or unenforceable by any court, administrative agency, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

27. Contact Information

I understand that for questions or assistance on any matter relating to My Account, I should contact my Client Advisor or the Branch Office Manager at the address and telephone numbers provided to me with my Welcome Package.

28. Complaints

If at any time I wish to make a formal complaint against you or any of your employees, it should be directed to Deutsche Bank Alex. Brown, Compliance Department - Client Inquiries, 280 Park Avenue, 7th floor, New York, NY 10017 or you may call 212-454-8006.

29. Arbitration

- **This section of the Agreement contains the predispute arbitration agreement between us. By signing this Agreement, we agree as follows:**
  - **(i) All parties to this Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.**
  - **(ii) Arbitration awards are generally final and binding; a party's ability to have a court reverse or modify an arbitration award is very limited.**
  - **(iii) The ability of the parties to obtain documents, witness statements and other discovery is generally limited in arbitration as compared to court proceedings.**
  - **(iv) The arbitrators do not have to explain the reason(s) for their award.**
  - **(v) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.**
  - **(vi) The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.**
  - **(vii) The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Agreement.**
- I agree to arbitrate with you any controversies which may arise, whether or not based on events occurring prior to the date of this agreement, including any controversy arising out of or relating to any account with you, to the construction, performance or breach of any agreement, or any duty arising from any agreement or other relationship with you, or to transactions with or through you, only before the Financial Industry Regulatory Authority, Inc., or any exchange of which Deutsche Bank Alex. Brown is a member, at my election. I agree that I shall make my election by registered mail to you, at 280 Park Avenue, 7th floor, New York, NY 10017, Attention Director of Compliance. If my election is not received by you within ten (10) calendar days of receipt of a written request from you that I make an election, then you may elect the forum before which the arbitration shall be held.
- Neither you nor I waive any right to seek equitable relief pending arbitration. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver or any rights under this agreement except to the extent stated herein.

30. Assignment

This Agreement shall be binding upon my heirs, executors, administrators, personal representatives and permitted assigns. It shall inure to the benefit of your successors and assigns, or any successor clearing broker, to whom you may transfer My Account(s).

31. Entire Understanding

This Agreement contains the entire understanding between us concerning the subject matter of this Agreement, and there are no oral or other agreements in conflict herewith.

32. Right to Amend

I agree that you have the right to amend this Agreement at any time by sending written notice of such amendment to me. Any such amendment shall be effective as of the date established by you.

33. Controlling Law

This Agreement shall be deemed to have been made in the State of New York and shall be construed, and the rights of the parties determined, in accordance with the laws of the State of New York and the United States, as amended, without giving effect to the choice of law or conflict-of-laws provisions thereof.

34. Paragraph Headings

Paragraph headings are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

Please Complete 35a or 35b as applicable.

35a. Certification — Taxpayer Identification Number — U.S. Citizen or U.S. Resident Alien

I will cross out item (ii) below if I have been notified by the IRS that I am currently subject to backup withholding because I have failed to report all interest and dividends on my tax return. If I am an exempt payee, I will write the word "Exempt" here: __________. However, if I am opening an account on behalf of a pension or profit-sharing plan that is designed to be a qualified plan under federal tax law, or a self-directed account for such plan, I hereby certify that the account is an exempt payee. (For further information, see "Exempt Payee" on IRS Form W-9, a copy of which can be obtained from a Deutsche Bank Alex. Brown Client Advisor.)

I certify that: (i) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), (ii) I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. citizen or other U.S. person.

Under penalties of perjury, I declare that by my signature below I have examined the information and certifications in Paragraph 35a and to the best of my knowledge and belief, they are true, correct, and complete.

35b. Certification — Non-U.S. Person

Permanent Residence Address ____

City ______________________ State ______________________ Zip ______________________

Type of Beneficial Owner: ____

Country of Incorporation or Organization ____

By signing below, I hereby certify under penalties of perjury, (i) that (a) I am the beneficial owner of all the income earned in My Account(s), (b) I am neither a citizen nor a resident of the U.S. (and I have not made an election to be treated as a resident because of my marriage to a citizen or resident), (c) I have not been and do not intend to be present in the U.S. for 183 days or more during any calendar year in which this Agreement is in effect, and (d) I am not a former citizen or long-term resident of the United States subject to section 877 (relating to certain acts of expatriation) or (ii) if signing on behalf of a corporation, partnership, trust or estate, that I am authorized to sign for the payee named on My Account(s) and such payee (a) is the beneficial owner of all the income earned in My Account(s) and (b) is not a United States person and (iii) that in either case, I am neither engaged, nor expect to be, or any such named payee is not and does not expect to be, engaged during the year, in a U.S. trade or business that has effectively connected income from transactions within My Account(s).

In addition, if I, or any such named payee, is claiming a United States tax treaty benefit, I hereby certify, under penalties of perjury, that I, or any such named payee, is a resident of ______________________ within the meaning of the income tax treaty between the United States and that country. If required, a U.S. Taxpayer Identification Number is included below. I also certify under penalties of perjury that the named payee meets the requirements of the article in the applicable treaty dealing with limitations on benefits, if any, and derives the income for which the treaty benefits are claimed.

Under penalties of perjury, I declare that by my signature below I have examined the information and certifications in Paragraph 35b and to the best of my knowledge and belief, they are true, correct, and complete.

36. Declaration of Tax Status

This Agreement is designed for use by both U.S. Persons and Non-U.S. Persons. Please check the box next to the paragraph below that applies to you. You certify that you will notify us in writing immediately if the representation certified to below ceases to be true and correct.

❑ **36a. U.S. Persons.** By checking this box, you hereby certify under penalties of perjury that you are a U.S. person. Your U.S. Taxpayer Identification Number is ______________________. You further agree to provide us, at our request or as may be periodically required by applicable law or regulation, a validly completed Internal Revenue Service Form W-9 or any equivalent successor form.

❑ **36b. Non-U.S. Persons (Individual).** By checking this box, you hereby certify under penalties of perjury that you are neither a citizen nor a resident of the United States (and you have not made an election to be treated as a resident because of your marriage to a citizen or resident), you have not been and intend not to be present in the United States for 183 days or more during any calendar year in which this Agreement is in effect, and the income you will earn hereunder is not effectively connected to a United States trade or business. You further agree to provide us, at our request or as may be periodically required by applicable law or regulation, a validly completed Internal Revenue Service Form W-8BEN, W-8ECI, W- 8EXP or W-8IMY or any equivalent successor form as may be appropriate to your United States taxable status. Additionally, you confirm that it is your responsibility to fulfill any tax obligations and any other regulatory reporting duties applicable to you in any relevant jurisdictions that may arise in connection with assets, income or transactions in your account(s) and your business relationship with the Bank.

❑ **36c. Non-U.S. Persons (Corporate and Other).** By checking this box, you hereby certify under penalties of perjury that you are not a United States person as defined under Section 7701(a)(30) of the Internal Revenue Code or any applicable successor provision and the income you will earn hereunder is not effectively connected to a U.S. trade or business. You further agree to provide us, at our request or as may be periodically required by applicable law or regulation, a validly completed Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP or W-8IMY or any equivalent successor form as may be appropriate to your United States taxable status. Additionally, you confirm that it is your responsibility to fulfill any tax obligations and any other regulatory reporting duties applicable to you in any relevant jurisdictions that may arise in connection with assets, income or transactions in your account(s) and your business relationship with the Bank. Furthermore, you confirm that the necessary information (to the best of your knowledge and capabilities) is made available no less than annually to the relevant beneficial owner(s), settlor(s), beneficiary(ies), partner(s), etc. to enable him/her/them to fulfill any respective tax obligations that may arise for him/her/them in connection with your business relationship with the Bank.

Please complete by signing below and inserting the date of your signature. Please also insert the applicable identification number.

BY SIGNING BELOW I ACKNOWLEDGE THAT I HAVE RECEIVED, READ, AND AGREE TO THE TERMS OF THIS AGREEMENT INCLUDING THE APPLICABLE CERTIFICATION ABOVE.

I ACKNOWLEDGE THAT MUTUAL FUNDS AND OTHER SECURITIES ARE NOT INSURED BY THE FDIC, ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK, AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

IF THIS IS A JOINT ACCOUNT, ALL ACCOUNT OWNERS MUST SIGN.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE MY CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING, AND, IF APPLICABLE, THE CERTIFICATION REQUIRED TO ESTABLISH MY STATUS AS A NON-U.S. PERSON AND OBTAIN A REDUCED RATE OF WITHHOLDING.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH 29 ON THE PRIOR PAGE.

Signature ______________________________ Date ______________

Social Security or Employer ID No. ______________________________

Signature ______________________________ Date ______________

Social Security or Employer ID No. ______________________________

Signature ______________________________ Date ______________

Social Security or Employer ID No. ______________________________

If a corporation, partnership, trust or other entity:

Name of Entity ______________________________ Employer ID No. ______________

Signature of Officer, Partner or Trustee ______________________________ Date ______________

Signature of Officer, Partner or Trustee ______________________________ Date ______________

Signature of Officer, Partner or Trustee ______________________________ Date ______________

PLEASE READ AND SIGN BELOW TO OPEN A MARGIN ACCOUNT.

I agree to open a margin account with you and acknowledge to you that, in addition to the preceding information, I understand each of the following:

- If I am not familiar with the mechanics and risks of margin, I should not open a margin account or engage in margin transactions.
- When I purchase securities on margin, I borrow money from you to finance that purchase; I may also borrow against collateral in my margin account for other purposes.
- I will be obligated to pay interest on all sums I borrow from you.
- I am obligated to repay all sums borrowed, with interest, regardless of the value of My Account at the time such repayment (or portion thereof) becomes due.
- I may be required to deliver additional collateral consisting of cash or securities to you to maintain my loan balance, as you require.
- By using a margin account to leverage my investments, I increase my risk of loss.
- Deutsche Bank Alex. Brown will deduct all interest charges from My Account.

Deutsche Bank Alex. Brown represents to me that:

- My current margin debit balance will appear on each account statement Deutsche Bank Alex. Brown sends to me.
- Deutsche Bank Alex. Brown will charge me interest on a monthly basis and will disclose on my account statement the interest rate and total interest charge.

By signing below, I authorize you to open and carry a margin account for my benefit, and acknowledge that securities in my account may be loaned to Deutsche Bank Alex. Brown as principal or loaned to others. I acknowledge that I have read the Initial Margin Disclosure Statement on the adjoining page. I also acknowledge that I have received, read and agree to the terms of this Agreement.

I ACKNOWLEDGE THAT MUTUAL FUNDS AND OTHER SECURITIES ARE NOT INSURED BY THE FDIC, ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK, AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH 29.

If this is a Joint Account, all account owners must sign.

Signature ______________________________ Date ______________

Signature ______________________________ Date ______________

Signature ______________________________ Date ______________

If a corporation, partnership, trust or other entity:

Name of Entity ______________________________ Employer ID No. ______________

Signature of Officer, Partner or Trustee ______________________________ Date ______________

Signature of Officer, Partner or Trustee ______________________________ Date ______________

Signature of Officer, Partner or Trustee ______________________________ Date ______________

Paragraph 35 of this Agreement includes representations regarding the applicability of income tax withholding. If Deutsche Bank Alex. Brown does not receive the applicable certification, it will be required to withhold a portion of all payments to this account.

FOR OFFICE USE ONLY Branch Manager approval for margin accounts:

Signature ______________________________ Date ______________

IMPORTANT: PLEASE RETAIN THIS INITIAL MARGIN DISCLOSURE FOR YOUR RECORDS

Deutsche Bank Securities Inc., acting through its Deutsche Bank Alex. Brown division ("DB Alex. Brown"), is furnishing this document to you to provide some basic facts about purchasing securities on margin, and to alert you to the risks involved with trading securities in a margin account and other features of holding securities in a margin account. Before trading in stocks in a margin account, please review the attached Account Agreement and its provisions on margin. Please call your Client Advisor with any questions or concerns you may have with your margin account. If margin is utilized in the account, you will be charged interest and costs incurred by DB Alex. Brown in maintaining margin in the account. The use of margin also has the potential to increase the frequency of trading in the account which may result in an increase in the amount of commissions being paid to DB Alex. Brown by you. The Client Advisor will receive additional compensation depending on the amount of the margin debt and its interest rate and may have an incentive to recommend utilizing margin leverage for the client's account that may conflict with the interests of the client.

When you purchase securities, you may pay for the securities in full or you may borrow part of the purchase price from DB Alex. Brown. You may also borrow for purposes other than the purchase of securities based on the value of fully-paid securities held in your account. If you choose to borrow funds from DB Alex. Brown, you must open a margin account and sign the attached Account Agreement with DB Alex. Brown. The securities purchased or held in the margin account are DB Alex. Brown's collateral for the margin loan. You are required to maintain a minimum amount of collateral in your account as defined by federal regulation. If the securities in your account decline in value, so does the value of the collateral supporting your loan. As a result, DB Alex. Brown can take action, such as issue a margin call and/or sell securities or other assets in any of your accounts in order to maintain the required equity in the account.

It is important that you fully understand the risks involved in trading securities on margin. These risks include the following:

You can lose more funds than you deposit in the margin account.
A decline in the value of securities that are purchased on margin may require you to provide additional funds to DB Alex. Brown to avoid the forced sale of those securities or other securities or assets in your account(s).

DB Alex. Brown can force the sale of securities or other assets in your account(s).
If the equity in your account falls below the maintenance margin requirements, or DB Alex. Brown's higher "house" requirements, DB Alex. Brown can sell the securities or other assets in any of your accounts held at DB Alex. Brown to cover the margin deficiency. You also will be responsible for any shortfall in the account after such a sale.

DB Alex. Brown can sell your securities or other assets without contacting you.
Some investors mistakenly believe that a firm must contact them for a margin call to be valid, and that the firm cannot liquidate securities or other assets in their accounts to meet the call unless the firm has contacted them first. This is not the case. While DB Alex. Brown will attempt to notify its customers of margin calls, DB Alex. Brown is not required to do so. However, even if DB Alex. Brown has contacted a customer and provided a specific date by which the customer can meet a margin call, DB Alex. Brown can still take necessary steps to protect its financial interests, including immediately selling the securities without notice to the customer.

You are not entitled to choose which securities or other assets in your account(s) are liquidated or sold to meet a margin call.
Securities are held as collateral for the margin loan, DB Alex. Brown has the right to decide which security to sell in order to protect its interests.

DB Alex. Brown can increase its "house" maintenance margin requirements at any time and is not required to provide you advance written notice.
These changes in DB Alex. Brown's "house" requirements often take effect immediately and may result in the issuance of a maintenance margin call. Your failure to satisfy the call may cause the DB Alex. Brown to liquidate or sell securities in your account(s).

You are not entitled to an extension of time on a margin call.
While an extension of time to meet margin requirements may be available to customers under certain conditions, a customer does not have a right to the extension.

It is important that you fully understand certain other features of holding securities in a margin account, such as:

Cost of Margin Borrowing
Interest on margin balances is the sum of the DB Alex. Brown Call Rate plus a charge over the DB Alex. Brown Call Rate based upon the size of the average daily net debit. The DB Alex. Brown Call Rate is based upon a consideration of a variety of factors including DB Alex. Brown's weighted overnight borrowing cost and other internal costs of funds, the Federal Funds rate and other rates for the period.

Voting Rights
You may not have the right to vote the shares on matters with voting record dates while carrying a debit balance on your margin loan.

Payments in Lieu of Dividends
You may receive a payment in lieu of dividends during the period of a margin loan. This payment may incur a different income tax treatment from the dividend. Please consult with your tax advisor on this matter.

IMPORTANT: PLEASE RETAIN THESE IMPORTANT DISCLOSURES FOR YOUR RECORDS

Deutsche Bank Securities Inc., acting through its Deutsche Bank Alex. Brown Division ("DB Alex. Brown") is furnishing this document to you to alert you to important matters regarding your account.

Securities Investor Protection Corporation ("SIPC").
Deutsche Bank Securities Inc. provides SIPC coverage through Pershing and/or as a member of SIPC. For additional information on this coverage see www.SIPC.org or call the SIPC public information number 202-371-8300.

Payment for Order Flow.
DB Alex. Brown receives payment when its routes for execution some orders in certain securities. The determination as to where to route orders is based on several factors subject to the overriding consideration that clients receive best execution. All orders for which DB Alex. Brown receives payment are exposed to the possibility of price improvement, so that all such orders potentially can be executed at prices superior to the best bid or best offer. Payment is received in the form of rebates, or credits against exchange fees and specialist fees. Details will be furnished upon written request.